Exhibit 99.(H)(2)

EXHIBIT A

Funds

WisdomTree Emerging Markets ex-China Fund
WisdomTree Artificial Intelligence and Innovation Fund
WisdomTree China ex-State-Owned Enterprises Fund
WisdomTree Cybersecurity Fund
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund
WisdomTree Emerging Markets Corporate Bond Fund
WisdomTree Emerging Markets Efficient Core Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree Emerging Markets High Dividend Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Emerging Markets Multifactor Fund
WisdomTree Emerging Markets Quality Dividend Growth Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Global ex-U.S. Quality Dividend Growth Fund
WisdomTree Global High Dividend Fund
WisdomTree India Earnings Fund
WisdomTree India Hedged Equity Fund
WisdomTree New Economy Real Estate Fund
WisdomTree BioRevolution Fund
WisdomTree Cloud Computing Fund
WisdomTree Dynamic International Equity Fund (f/k/a WisdomTree Dynamic Currency Hedged International Equity Fund)
WisdomTree Dynamic International SmallCap Equity Fund (f/k/a WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund)
WisdomTree Europe Hedged Equity Fund
WisdomTree Europe Hedged SmallCap Equity Fund
WisdomTree Europe Quality Dividend Growth Fund
WisdomTree European Opportunities Fund (f/k/a WisdomTree Europe Hedged SmallCap Equity Fund)
Wisdom Tree International Al Enhanced Value Fund
WisdomTree International Efficient Core Fund
WisdomTree International Equity Fund
WisdomTree International Hedged Quality Dividend Growth Fund
WisdomTree International High Dividend Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International MidCap Dividend Fund
WisdomTree International Multifactor Fund
WisdomTree International Quality Dividend Growth Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree Japan Hedged Equity Fund
WisdomTree Japan Opportunities Fund (f/k/a WisdomTree Japan Hedged SmallCap Equity Fund)
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Efficient Gold Plus Equity Strategy Fund

WisdomTree 1-3 Year Laddered Treasury Fund
WisdomTree 7-10 Year Laddered Treasury Fund
WisdomTree Bianco Total Return Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund
Wisdom Tree Emerging Currency Strategy Fund
WisdomTree Floating Rate Treasury Fund
WisdomTree Interest Rate Hedged High Yield Bond Fund
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund
WisdomTree Mortgage Plus Bond Fund
WisdomTree U.S. Al Enhanced Value Fund
WisdomTree U.S. Corporate Bond Fund
WisdomTree U.S. Efficient Core Fund
WisdomTree U.S. High Dividend Fund
WisdomTree U.S. High Yield Corporate Bond Fund
WisdomTree U.S. LargeCap Fund
WisdomTree U.S. LargeCap Dividend Fund
WisdomTree U.S. MidCap Fund
WisdomTree U.S. MidCap Dividend Fund
WisdomTree U.S. MidCap Quality Growth Fund
WisdomTree U.S. Quality Growth Fund
WisdomTree Voya Yield Enhanced USO Universal Bond Fund
WisdomTree Equity Premium Income Fund (f/k/a WisdomTree PutWrite Strategy Fund)
WisdomTree U.S. Multifactor Fund
WisdomTree U.S. Quality Dividend Growth Fund
WisdomTree U.S. Short-Term Corporate Bond Fund
WisdomTree U.S. SmallCap Fund
WisdomTree U.S. SmallCap Dividend Fund
WisdomTree U.S. SmallCap Quality Dividend Growth Fund
WisdomTree U.S. SmallCap Quality Growth Fund
WisdomTree U.S. Total Dividend Fund
WisdomTree U.S. Value Fund
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund
WisdomTree Alternative Income Fund
Wisdom Tree Enhanced Commodity Strategy Fund
WisdomTree Managed Futures Strategy Fund
WisdomTree Target Range Fund
WisdomTree High Income Laddered Municipal Fund
WisdomTree Core Laddered Municipal Fund
WisdomTree Inflation Plus Fund
WisdomTree GeoAlpha Opportunities Fund
WisdomTree Asia Defense Fund
WisdomTree Europe Defense Fund
WisdomTree Global Defense Fund